EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Current Report filed on Form 8-K of our report dated August 30, 2011 with respect to the financial statement of Shenzhen Borou Industrial Co., Ltd. for the year ended December 31, 2008.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

August 30, 2011